SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2011

POLONIA BANCORP
(Exact Name of Registrant as Specified in Its Charter)

United States	0- 52267	41-2224099
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

3993 Huntingdon Pike, 3rd Floor, Huntingdon Valley, Pennsylvania 19006
(Address of principal executive offices) (Zip Code)

(215) 938-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

The information included in Item 4.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 10, 2010, Polonia Bank, the wholly-owned subsidiary of Polonia Bancorp (the “Company”), assumed certain of the deposits and acquired certain assets of Earthstar Bank, a state chartered bank headquartered in Southampton, Pennsylvania, from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for Earthstar Bank, pursuant to the terms of the Purchase and Assumption Agreement – Whole Bank; All Deposits, dated December 10, 2010, by and among the FDIC, as receiver, Polonia Bank and the FDIC.  On November 16, 2011, the Chief Financial Officer and Treasurer of the Company concluded that, as a result of a change in the method of accounting for loans acquired from Earthstar Bank, the previously issued financial statements contained in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 should no longer be relied upon.

The Company originally accounted for acquired loans without specific evidence of credit impairment under ASC 310-20, whereby the entire discount is accreted into earnings. During 2011, the Company determined that due to multiple factors indicating general evidence of deterioration in credit quality, these loans would be more appropriately accounted for under ASC 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality.  The expected impact of correcting the financial statements will be decreases to the provision for loan losses and interest income on loans by approximately $283,000 and $321,000 for the three months ended March 31, 2011 and June 30, 2011, and $604,000 for the six months ended June 30, 2011.  There were no changes to net income, stockholders equity, or earnings per share for any of these reclassifications.

As a result of these events, the Company will restate its financial statements for the quarters ended March 31, 2011 and June 30, 2011 and will file an amended Form 10-Q for each of the periods then ended with the Securities and Exchange Commission.

The Company’s Chief Financial Officer and Treasurer has discussed the matters disclosed in this report with the Company’s Board of Directors as well as the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 22, 2011	By: /s/ Paul D. Rutkowski
Paul D. Rutkowski Chief Financial Officer and Treasurer